Central Jersey Bancorp Press Release

Central Jersey Bancorp Reports Net Income for First Quarter of 2009

OAKHURST, NEW JERSEY, April 30, 2009 (NASDAQ Global Market: CJBK):

Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income and net income available to common shareholders of $310,000 and $125,000, respectively, for the three months ended March 31, 2009, as compared to $581,000 for both for the same period in 2008.  The net income available to common shareholders figure takes into account $141,000 in preferred stock dividends paid to the U.S. Treasury as part of the Capital Purchase Program during the three months ended March 31, 2009.  Basic and diluted earnings per share for the three months ended March 31, 2009 were $0.01, as compared to basic and diluted earnings per share of $0.06 for the same period in 2008.  The decrease in net income is primarily attributable to $3.1 million in provision for loan losses recorded during the three months ended March 31, 2009, resulting from credit deterioration due to general economic conditions.  This charge was partly mitigated by $1.8 million in gains realized from the sale of investment securities during the period.  Per share earnings have been adjusted in all periods to reflect the 5% stock dividend paid on July 1, 2008.

James S. Vaccaro, Chairman, President and CEO, commented, “Our first quarter operating results reflect the reality that no financial institution is immune to the unprecedented economic downturn we are experiencing.  Our regional and local economies, although somewhat resilient thus far, are now experiencing signs of visible weakness.  The $3.1 million in provision for loan losses recorded during the first quarter is primarily attributable to the credit deterioration of certain commercial real estate loans as a result of general economic conditions.  During challenging times such as now, it is imperative that bank loan portfolios are proactively managed.  To that end, controls and procedures are in place to ensure that potential troubled credits are identified early with an appropriate action plan promptly placed into effect.  Our primary focus is, as always, the protection of shareholder value.

“It should be noted that core business operations continue to perform well as evidenced by the following; (i) the retail branch franchise continues to gain market share as deposits grew during the quarter by $11.8 million, or 2.8%, to end the quarter at $430.6 million; (ii) as the result of prudent balance sheet management, $1.8 million in gains were realized from the sale of available-for-sale investment securities during the quarter; and (iii) Central Jersey Bancorp and Central Jersey Bank, N.A. continue to maintain strong capital bases and are considered “well-capitalized” by all regulatory standards.  At March 31, 2009, Central Jersey Bancorp and Central Jersey Bank, N.A.’s Tier I Leverage ratios were 9.94% and 10.07%, respectively, Tier I Risk-based Capital ratios were 13.24% and 13.41%, respectively, and Total Risk-based Capital ratios were 14.50% and 14.66%, respectively.”

Results of Operations

Net interest income was $4.7 million for the three months ended March 31, 2009, as compared to $4.2 million for the same period in 2008.  Net interest income for the three months ended March 31, 2009 and 2008 was comprised primarily of $5.0 million and $5.3 million, respectively, in interest and fees on loans, $1.9 million and $1.7 million, respectively, in interest on investment securities and $33,000 and $192,000, respectively, in interest income on federal funds sold and due from banks, less interest expense on deposits of $2.0 million and $2.7 million, respectively, interest expense on borrowed funds of $247,000 and $249,000, respectively, and interest expense on subordinated debentures of $57,000 and $107,000, respectively.

For the three months ended March 31, 2009, the average yield on interest-earning assets was 5.14%, as compared to 6.10% for the same period in 2008.  The average cost of deposits and interest-bearing liabilities for the three months ended March 31, 2009 was 2.10%, as compared to an average cost of 3.21% for the same period in 2008.  The decrease in both the average yield on interest-earning assets and the average cost of deposits and interest-bearing liabilities for the three months ended March 31, 2009 was primarily due to the significant reduction in the general level of short term interest rates and the 500 basis point reduction in the Prime Rate of interest which occurred between September 2007 and December 2008.

The average net interest margin for the three months ended March 31, 2009 was 3.51%, as compared to 3.53% for the same period in 2008.  The market remains very competitive for deposit and loan pricing.

For the three months ended March 31, 2009, the provision for loan losses was $3.1 million, as compared to $65,000 for the same period in 2008.  The recorded provision for loan losses was mostly related to the risk rating downgrade of certain loans, an $880,000 increase in the specific reserve of certain impaired loans and loan charge-offs totaling $698,000.  The significant increase in the provision for loan losses is due to the credit deterioration of certain commercial loans as a result of general economic conditions.

Non-interest income, which consists of service charges on deposit accounts, gains on the sale of investment securities available-for-sale, income from bank owned life insurance and gains on the sale of loans held-for-sale, was $2.2 million for the three months ended March 31, 2009, as compared to $613,000 for the same period in 2008.  Of this amount, gains on the sale of investment securities available-for-sale totaled $1.8 million for the three months ended March 31, 2009, as compared to no gains for the same period in 2008.  Gains on the sale of loans held-for-sale was $12,000 for the three months ended March 31, 2009, as compared to $201,000 for the same period in 2008.  The decrease is primarily attributable to gains on the sale of SBA loans, which decreased to no gains for the three months ended March 31, 2009, from $194,000 for the same period in 2008.  The secondary market for SBA loans has been soft since the latter part of 2008 and, as a result, newly originated SBA loans are being held in Central Jersey Bank, N.A.’s loan portfolio.

Non-interest expense was $4.0 million for the three months ended March 31, 2009, as compared to $3.8 million for the same period in 2008.  Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, core deposit intangible amortization and other operating expenses.

Financial Condition

Central Jersey Bancorp’s assets, at March 31, 2009, totaled $576.2 million, a decrease of $23.2 million, or 3.9%, from the December 31, 2008 total of $599.4 million.  The decrease in total assets was due primarily to the aforementioned sale of investment securities which reduced investment securities to $158.0 million at March 31, 2009 from $185.4 million at December 31, 2008, or by $27.4 million.  The total assets figure of $576.2 million at March 31, 2009, includes $27.0 million in goodwill.

Cash and cash equivalents were $14.7 million at March 31, 2009, an increase of $4.9 million, or 50%, over the December 31, 2008 total of $9.8 million.  The increase is due primarily to the timing of cash flows related to the bank subsidiary’s business activities.

Investment securities totaled $158.0 million at March 31, 2009, a decrease of $27.4 million, or 14.8%, from the December 31, 2008 total of $185.4 million.  The decrease was primarily due to the principal paydowns of mortgage-backed securities of $9.1 million, sales of mortgage-backed securities totaling $71.4 million, net premium amortization of $137,000 and $33.9 million of matured and called government-sponsored agency securities.  Purchases during the three months ended March 31, 2009 consisted of $43.2 million of mortgage-backed securities, $34.4 million of municipal bond and note obligations and $10.9 million in government-sponsored agency securities.  In addition, at March 31, 2009, the net change of the unrealized gain on available-for-sale securities decreased by $1.4 million from December 31, 2008.

Loans held-for-sale, at March 31, 2009, totaled $425,000, as compared to $400,000 at December 31, 2008.  The increase in loans held-for-sale is due primarily to the timing of residential mortgage loan closings.

Loans, net of the allowance for loan losses, totaled $354.2 million at March 31, 2009, a decrease of $2.1 million, or 0.6%, from the $356.3 million balance at December 31, 2008.  Gross loans totaled $361.4 million at March 31, 2009, an increase of $423,000, or 0.1%, over the $361.0 million balance at December 31, 2008.  The modest increase in loan balances was due primarily to the origination of commercial real estate loans, consumer home equity loans and lines of credit during the period offset by principal pay downs.

Deposits, at March 31, 2009, totaled $430.6 million, an increase of $11.8 million, or 2.8%, over the December 31, 2008 total of $418.8 million.  The increase in deposit balances was reflective of deposit growth that occurred in Central Jersey Bank, N.A.’s Ocean Township branch, which opened in mid-2008.

Other borrowings were $57.0 million at March 31, 2009, as compared to $71.7 million at December 31, 2008, a decrease of $14.7 million, or 21.0%. The decrease in borrowings is due to deposit growth and cash generated from the sale of investment securities during the period.  The existing Federal Home Loan Bank advances continue to be used to fund loan growth and the purchase investment securities.

At March 31, 2009, book value per share and tangible book value per share were $7.82 and $4.68, respectively, as compared to $7.91 and $4.75, respectively, at December 31, 2008.

Asset Quality

The allowance for loan losses (“ALL”), which began the year at $4.7 million, or 1.31% of total loans, increased to $7.2 million at March 31, 2009, or 1.99% of total loans.  Non-performing loans totaled $10.5 million at March 31, 2009, as compared to $2.7 million at December 31, 2008.  The increase in non-performing loans was due primarily to certain commercial loans which were placed on non-accrual status and/or deemed to be impaired during the three months ended March 31, 2009.  The loans which were deemed to be impaired required a specific reserve in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan.  There were $698,000 in loan charge-offs during the three months ended March 31, 2009, as compared to no loan charge-offs for the same period in 2008.

Asset Quality Statistics
	For the three months ended
(dollars in thousands)	March 31, 2009		December 31, 2008		March 31, 2008

Provision for loan losses	$3,135		$920		$65

Net charge-offs	$698		--		--
Net charge-off ratio (annualized)	0.77%		--		--

Average loans outstanding	361,817		353,324		318,157

	At		At		At
(dollars in thousands)	March 31, 2009		December 31, 2008		March 31, 2008

Non-performing loans (“NPL”) (includes non-accrual and impaired loans)	$10,526		$2,690		$264
NPL to total loans ratio	2.91%		0.75%		0.08%
Total ALL to total NPL	0.68	x	1.76	x	13.17	x
NPL to tangible common equity + ALL ratio	21.30%		5.66%		0.59%
NPL to Tier I capital + ALL ratio	16.78%		4.45%		0.55%

Allowance for loan losses	$7,180		$4,741		$3,476
Allowance for loan losses to total loans ratio	1.99%		1.31%		1.08%

Total loans	$361,421		$360,998		$321,281
Tangible common equity	$42,231		$42,751		$41,131
Tier I capital	$55,557		$55,740		$44,286

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A.  Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through thirteen branch facilities located in Monmouth and Ocean Counties, New Jersey.  Central Jersey Bancorp is traded on the NASDAQ Global Market under the trading symbol “CJBK.”  Central Jersey Bank, N.A. can be accessed through the internet at CJBNA.com.

Forward Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Since these statements involve risks and uncertainties and are subject to change at any time, the companies’ actual results could differ materially from expected results.  Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., interest rate fluctuations, regional economic and other conditions, the availability of working capital, the cost of personnel and technology, and the competitive market in which Central Jersey Bank, N.A.

Contacts

James S. Vaccaro, President and CEO, 732-663-4040
Robert S. Vuono, Sr. EVP & COO, 732-663-4041
Anthony Giordano, III, EVP and CFO, 732-663-4042

CENTRAL JERSEY BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)
(dollars in thousands, except share amounts)
	March 31,	December 31,
ASSETS	2009	2008
Cash and due from banks	$9,281	$9,306
Federal funds sold	5,372	461
Cash and cash equivalents	14,653	9,767
Investment securities available-for-sale, at fair value	145,972	170,683
Investment securities held-to-maturity (fair value of $12,395 and $15,124, respectively, at March 31, 2009 and December 31, 2008)	12,011	14,679
Federal Reserve Bank stock	2,409	1,960
Federal Home Loan Bank stock	1,701	2,940
Loans held-for-sale	425	400

Loans	361,421	360,998
Less: Allowance for loan losses	7,180	4,741
Loans, net	354,241	356,257

Accrued interest receivable	2,112	2,251
Premises and equipment	6,213	6,303
Bank owned life insurance	3,714	3,685
Goodwill	26,957	26,957
Core deposit intangible	1,340	1,444
Other assets	4,475	2,059
Total assets	$576,223	$599,385

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$70,578	$75,947
Interest bearing	359,977	342,868
	430,555	418,815

Borrowings	56,994	71,741
Subordinated debentures	5,155	5,155
Accrued expenses and other liabilities	1,647	21,222
Total liabilities	494,351	516,933
Shareholders’ equity:
Common stock, par value $0.01 per share. Authorized
100,000,000 shares and issued and outstanding
9,027,282 and 9,000,531 shares, respectively, at March 31, 2009
and December 31, 2008	90	90
Preferred stock, par value $1,000 per share. Authorized 10,000,000 shares and issued and outstanding 11,300 shares at March 31, 2009 and December 31, 2008	11,300	11,300
Warrants – common stock	1,040	1,040
Discount – preferred stock	(996)	(1,040)
Additional paid-in capital	64,625	64,502
Accumulated other comprehensive income, net of tax expense	1,053	1,925
Treasury stock - 246,448 shares at March 31, 2009 and December 31, 2008	(1,806)	(1,806)
Retained earnings	6,566	6,441
Total shareholders’ equity	81,872	82,452
Total liabilities and shareholders’ equity	$576,223	$599,385

CENTRAL JERSEY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2009	2008
Interest and dividend income:
Interest and fees on loans	$5,031	$5,337
Interest on securities available-for-sale	1,727	1,570
Interest on securities held-to-maturity	218	153
Interest on federal funds sold and due from banks	33	192
Total interest and dividend income	7,009	7,252

Interest expense:
Interest expense on deposits	1,982	2,736
Interest expense on other borrowings	247	249
Interest expense on subordinated debentures	57	107
Total interest expense	2,286	3,092

Net interest income	4,723	4,160

Provision for loan losses	3,135	65
Net interest income after provision for loan losses	1,588	4,095

Other income:
Gain on sale of securities available-for-sale	1,789	--
Service charges on deposit accounts	336	382
Income on bank owned life insurance	29	30
Gain on sale of loans held-for-sale	12	201
Total other income	2,166	613

Operating expenses:
Salaries and employee benefits	1,937	1,966
Net occupancy expenses	525	447
Data processing fees	233	224
Core deposit intangible amortization	104	121
Other operating expenses	1,246	1,065
Total other expenses	4,045	3,823

(Loss) income before provision for income taxes	(291)	885

Income tax (benefit) expense	(601)	304

Net income	310	581

Preferred stock dividend	141	--
Preferred stock discount amortization	44	--

Net income available to common shareholders	$125	$581

Basic earnings per share	$0.01	$0.06
Diluted earnings per share	$0.01	$0.06
Average basic shares outstanding	9,018,497	9,165,344
Average diluted shares outstanding	9,330,730	9,569,088

Performance Ratios (unaudited) (dollars in thousands)	Three Months Ended March 31,
Ratio	2009	2008
Return on average assets	0.21%	0.45%
Return on average tangible assets	0.22%	0.47%
Return on average equity	1.77%	3.37%
Return on average tangible equity	2.95%	5.77%
Efficiency ratio	58.72%	80.10%
Efficiency ratio (less core deposit intangible amortization expense)	57.21%	77.56%
Operating expense ratio	2.78%	2.94%
Net interest margin	3.51%	3.53%

Ratio Calculations
Efficiency ratio:
Net interest income	$4,723	$4,160
Non-interest income	2,166	613
Total revenue	6,889	4,773
Non-interest expense	$4,045	$3,823
Ratio	58.72%	80.10%

Efficiency ratio (less core deposit intangible amortization expense):
Net interest income	$4,723	$4,160
Non-interest income	2,166	613
Total revenue	6,889	4,773
Non-interest expense	4,045	3,823
Less: Core deposit amortization expense	(104)	(121)
Non-interest expense (less core deposit intangible amortization expense)	$3,941	$3,702
Ratio	57.21%	77.56%

Operating expense ratio:
Average assets	$589,086	$520,853
Non-interest expense	$4,045	$3,823
Ratio	2.78%	2.94%